Continental Materials Corporation Reports the Resumption of Production at the Pikeview Quarry

CHICAGO, IL -- (Marketwire - May 21, 2013) - Continental Materials Corporation (NYSE MKT: CUO) today reported that its subsidiary, Castle Concrete Company, ("Castle") has resumed production at its Pikeview Quarry (the "Quarry") located in the far northwest section of Colorado Springs. The Quarry had been closed since a landslide that occurred in December 2008. The Quarry is being operated under the terms of a new mining permit that was issued by the Colorado Division of Reclamation, Mining and Safety. Castle produces crushed limestone at the Quarry that is used in the production of ready-mix concrete, asphalt and for other construction applications. Over the years materials from the Quarry have been used in the construction of many facilities, structures and buildings throughout El Paso County including the Air Force Academy, the Colorado Springs Airport and Fort Carson. Castle's existing mining permit allows for production through the year 2020. Castle estimates that the remaining limestone reserves are sufficient to allow for full production even beyond 2020. During last summer's Waldo Canyon fire it was generally recognized that the Quarry spared many homes located directly east of the Quarry as it served as a fire break.

CAUTIONARY STATEMENT -- Statements in this document that are not historical facts are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those suggested in the forward-looking statements is contained in the company's Annual Report on Form 10-K for the year ended December 29, 2012 filed with the Securities and Exchange Commission, as the same may be amended from time to time. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of the company may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the company's ability to control or predict. Shareholders are cautioned not to put undue reliance on forward-looking statements. In addition, the company does not have any intention or obligation to update forward-looking statements after the date hereof, even if new information, future events, or other circumstances have made them incorrect or misleading. For those statements, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

CONTACT:
Mark S. Nichter
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